This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933. WEST PHARMACEUTICAL SERVICES, INC. 2016 OMNIBUS INCENTIVE COMPENSATION PLAN (AMENDED AND RESTATED EFFECTIVE MAY 6, 2025) PARTICIPANT INFORMATION STATEMENT May 2025

ADDITIONAL UPDATING INFORMATION WITH RESPECT TO THE SECURITIES AND THE PLAN MAY BE PROVIDED IN THE FUTURE TO PLAN PARTICIPANTS BY MEANS OF SUPPLEMENTS AND APPENDICES TO THIS DOCUMENT. Under the Securities Exchange Act of 1934 (the “Exchange Act”), we are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. Please call the SEC at 800-SEC- 0330 for further information about the public reference room. SEC filings are also available to the public on the SEC’s website at http://www.sec.gov. We have filed a registration statement on Form S-8 with the SEC to register the shares offered by this prospectus and information statement. This statement is part of the registration statement, but, as permitted by SEC rules, it does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement. The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means we can disclose important information to you by referring to those filed documents. The information that is incorporated by reference is considered to be a part of this information statement, unless it is superceded by information in this statement or by later information that we file with the SEC. Documents that are filed with the SEC after the date of this statement will automatically update and supercede the information contained or incorporated by reference in this statement. The following documents filed with the SEC are incorporated by reference in this statement: (i) The Annual Report on Form 10-K of West Pharmaceutical Services, Inc. (the “Company”) for the fiscal year ended December 31, 2024, filed on February 18, 2025. (ii) The Company’s Quarterly Report on Form 10-Q filed on April 24, 2025. (iii) The Company’s Current Reports on Form 8-K filed on March 11, 2025, April 14, 2025 and April 24, 2025. (iv) The Registration Statement on Form 8-A filed by the Company on October 17, 1980, which contains a description of the Company’s Common Stock. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post- effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated (other than those documents furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) by reference in this Participant Information Statement and to be a part hereof from the date of filing of such documents. Upon written or oral request, you can obtain a copy of any of the following documents: (i) Any of the documents incorporated herein by reference; (ii) The Company’s Annual Report to Shareholders for its latest fiscal year; and (iii) Any or all reports, proxy statements and other communications distributed to shareholders generally. These documents will be provided to you free of charge. Requests should be directed to: Corporate Secretary West Pharmaceutical Services, Inc. 530 Herman O. West Drive Exton, Pennsylvania 19341 (Telephone No. 610-594-2900) You may write or call the Company’s Secretary at the above address and phone number for additional information about the Plan and its operation. When you are deciding whether to purchase shares being offered by this information statement, you should rely only on the information incorporated by reference or provided in this statement or any supplement to this statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this statement or any supplement is accurate as of any date other than the date on the front of those documents.

- 1 - GENERAL PLAN INFORMATION What is the purpose of the 2016 Omnibus Incentive Compensation Plan (amended and restated effective May 6, 2025) (the “Plan”)? The purpose of the Plan is to attract and retain individuals eligible to participate in the Plan; motivate participants in the Plan, by means of appropriate incentives, to achieve long-term goals; and align the interests of participants with the interests of the Company’s shareholders through compensation based on the Company’s common stock or in cash, if performance-based, and thereby promote the growth and success of the Company and its subsidiaries. Who is eligible to participate in the Plan? All non-employee directors of the Company, key salaried employees, and key consultants of the Company are eligible to participate in the Plan. The basis for participation in the Plan is being eligible to participate and chosen to receive a grant thereunder. What types of awards are available under the Plan? The Plan permits the grant of the following types of awards: (1) non-qualified stock options; (2) incentive stock options; (3) deferred stock; (4) restricted stock; (5) stock bonuses; (6) cash or stock- settled stock appreciation rights (referred to as “SARs”); (7) stock units; (8) cash-based performance awards; (9) other equity based awards; or (10) any combination of the foregoing. What is the term of the Plan? The Plan (as amended and restated) became effective on May 6, 2025 and will terminate on May 6, 2035 unless terminated earlier by the Board of Directors. Awards outstanding at the time of the Plan’s termination will remain outstanding after the Plan’s termination in accordance with their terms. Who administers the Plan? The Compensation Committee (the “Committee”) of the Board of Directors, in its managerial capacity, administers the Plan and makes all awards to employees and consultants. The Committee has the authority to select the employees and consultants who are to receive awards under the Plan, determine the type and amount of awards to be granted and their terms and conditions, and determine the times at which awards will be granted. The Committee can be reached at: West Pharmaceutical Services, Inc. Attn: Compensation Committee 530 Herman O. West Drive Exton, Pennsylvania 19341 Telephone: (610) 594-2900 (main number) The Board’s Nominating and Corporate Governance Committee makes recommendations for awards to non-employee directors, which are approved by the full Board.

- 2 - The Nominating and Corporate Governance Committee can be reached at the same address and phone number stated above, Attn: Nominating and Corporate Governance Committee. The Committee is chosen from among the members of the Company’s Board of Directors. Committee members generally serve for one year terms and can be removed in accordance with procedures established by the Board. Any interpretation of the Plan by the Committee and any decisions made by the Committee under the Plan are final. Can the appropriate administrators delegate their powers under the Plan? Yes, the Board or Committee may designate one or more officers or Board members to serve as a “Plan Committee.” The Plan Committee may have the authority to grant awards to eligible individuals who are not Section 16 Insiders (as defined below). Can the Plan or awards be changed? The Board may amend, suspend or terminate the Plan, except that shareholder approval of any amendment must be obtained as required by applicable laws or regulations. The Committee may unilaterally amend an existing award to carry out the purposes of the Plan as long as it does not take away any benefit previously granted to you. Additionally, if changes are necessary to comply with the provisions of Section 409A of the Code, you are deemed to have consented to these changes. The Committee may not, however, directly or indirectly, reprice any option or SAR awarded to you (including those that are “underwater”). AWARDS AND GRANTS UNDER THE PLAN How many shares of common stock may be offered under the Plan? A maximum of 7,500,000 shares of the Company’s common stock are available for issuance under the Plan (including 5,500,000 shares approved by the Company’s shareholders in 2016 and 2,000,000 approved by the Company’s shareholders in 2025). The foregoing limit shall be adjusted in the event of any stock split, reverse stock split or stock dividend involving the Company and may be adjusted by the Committee in its discretion in the event of any extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off, split up or similar change in corporate structure involving the Company. Shares that are forfeited on or after May 6, 2025 because of the failure to meet an award contingency or condition will be added back to the number of shares reserved for issuance under the Plan. In addition, the maximum number of shares that may be issued or transferred upon the exercise of incentive stock options is 7,500,000. Shares issued under the Plan may be authorized, but unissued or reacquired shares, including shares the Company repurchases on the open market or otherwise.

- 3 - Are there any special rules in counting the number of shares of common stock that may be offered under the Plan? Yes. Each award under the Plan that is payable in shares of common stock other than an option or SAR award (a “full value award”), will reduce the number of shares reserved by an amount equal to: (a) for full value awards granted prior to May 6, 2025, 2.5 times the number of shares of common stock subject to such awards and (b) for full value awards granted on or after May 6, 2025, 2.0 times the number of shares of common stock subject to such awards. Shares that are forfeited on or after May 6, 2025 because of the failure to meet an award contingency or condition will be added back to the number of shares reserved for issuance under the Plan as (i) one share if such share was subject to an option or SAR award, (ii) 2.5 shares if such share was subject to a full value award granted prior to May 6, 2025, and (iii) 2.0 shares if such share was subject to a full value award granted on or after May 6, 2025. In addition, even if shares are not issued directly to you, any shares withheld as payment of applicable taxes or used to exercise an option or SAR on a “net” basis will reduce the number of shares of stock available under the Plan. Are there limits I should be aware of? Yes. There are both individual limits and overall minimum vesting requirements, as follows: • In any calendar year, no individual may receive (a) stock-based awards (relating to options, deferred stock, restricted stock, stock bonuses, SARs or stock units) covering more than 500,000 shares of stock or (b) cash-based performance awards with a maximum payment of more than $7,500,000. • Any non-employee director may not, during any calendar year, be granted compensation for such service (including cash compensation) with an aggregate grant date fair market value in excess of $800,000. • Awards granted under the Plan (other than cash-based awards) may generally vest no earlier than 12 months from the date of grant, provided that the following awards will not be subject to this minimum vesting requirement: (1) certain awards granted in substitution for or in connection with the assumption of awards granted by other companies, (2) shares of common stock delivered in lieu of fully vested cash obligations, (3) awards to non- employee directors that vest on the earlier of the first anniversary of the date of grant and the next annual meeting of the Company’s shareholders that is at least 50 weeks after the prior year’s annual meeting of the Company’s shareholders, and (4) any additional awards up to a maximum of 5% of the total shares reserved under the Plan (subject to adjustment as described above). May the vesting or amount of an award be based upon performance goals? Yes. The Committee has authority to determine that an award will be subject to performance goals, including but not limited to the following: (1) the price of common stock; (2) the market share of the Company; (3) sales; (4) earnings per share of common stock; (5) return on shareholder equity; (6) costs; (7) cash flow; (8) total or net assets; (9) return on total or net assets; (10) return on invested capital; (11) liabilities or losses; (12) operating income; (13) net income; (14) revenue; (15) revenue growth; or (16) profit margin. The performance goals may be based on the performance of the Company or its subsidiaries, affiliates or business units and may be based upon a portion or subset of any of the foregoing categories. The performance goals may be measured on objective, pre-established terms, absolute or relative terms, and on the performance of the company over time or against other entities. Performance goals may be based on a business unit, entity, segment or region. The Committee may adjust

- 4 - performance on a GAAP or non-GAAP basis and may choose to adjust for any item that it deems appropriate. If the Committee determines that a change in the business, operations, or structure of the Company, or the manner in which it conducts business or any other events or circumstances render a performance goal unsuitable, the Committee may modify such performance goal (or the actual level achievement of such goal), in whole or in part, as it deems appropriate and equitable. What are stock options? Stock options granted to you under the Plan give you the right to purchase shares of the Company’s common stock during a defined period of time at a given price. The terms and conditions of each option granted are set forth in a written agreement. Stock options granted under the Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The exercise price of your option and any applicable vesting period are determined by the Committee and stated in your option agreement. The exercise price may not be less than the fair market value of a share of the Company’s common stock on the date of the award. Fair market value is defined as the closing asked price for a share of the Company’s common stock. The maximum term of an option is 10 years (five years in the case of incentive stock options granted to a participant who owns more than 10% of the Company’s shares). In addition, if your employment with the Company terminates, your options may also terminate early (see Effect of Termination of Employment or Service on Awards section below). No dividends or dividend equivalents will be paid on stock options. How do I exercise my stock options? You may exercise your option by delivering a notice of exercise to the Plan’s administrator (or the Company’s Secretary, in the case of options held by Directors) in writing or electronically as designated by the Company. The decision to exercise is irrevocable, which means that once the exercise notice is submitted, it cannot be withdrawn. The effective date of exercise is the date on which the Plan Administrator (or Company Secretary, in the case of Directors) receives your exercise notice. If you are a covered person under the Company’s Securities Trading Policy, additional restrictions, including pre-clearance may apply. Additional instructions on how to exercise your option will accompany your award agreement. How do I pay the cost of an option? You must pay the exercise price within three days of the date of exercise with a check or wire transfer, through cash received from a broker-dealer you have chosen and have authorized to sell all or a portion of the Company’s common stock covered by the option (i.e., a “cashless exercise”), or, with the consent of the Committee, by “swapping” shares of stock already owned by you with a fair market value on the date of exercise equal to the aggregate exercise price, which may include shares received upon exercise of all or a portion of the option through a “net” or “pyramid” exercise. In addition, with the consent of the Committee, payment on exercise of a non-qualified stock option may be made in whole or in part in restricted stock, provided that the stock received upon

- 5 - exercise will be subject to the restrictions applicable to the restricted stock used to exercise your option. What is a SAR? A SAR entitles the holder to receive payment in cash, in shares of common stock, restricted stock, deferred stock or any combination thereof as determined by the Committee, equal to the excess of the fair market value on the date of exercise of the shares of common stock covered by the SAR over the base price of the SAR. The Committee may grant SARs in tandem with all or a portion of a related stock option under the Plan (a “Tandem SAR”) or may grant SARs separately (a “Freestanding SAR”). The base price of a Tandem SAR is the exercise price of the related stock option. The base price of a Freestanding SAR must be at least 100% of the fair market value of the common stock on the date of grant of the Freestanding SAR. Exercise of a Tandem SAR will automatically cancel shares covered by the underlying stock option equal to the number exercised. Similarly, if you exercise your stock option, an equal number of related Tandem SARs are cancelled. Thus, for example, if you are granted Tandem SARs in tandem with a stock option for 1,000 shares, and you exercise 500 of the Tandem SARs, then the shares available for exercise under the stock option is reduced by 500 shares. The maximum term of a SAR granted under the Plan is 10 years from the date of the grant. No dividends or dividend equivalents will be paid on SARs. What special procedures apply to an exercise of an option or SAR or the sale of stock on the open market by a Section 16 Insider? Officers, directors and other named persons of the Company must comply with restrictions and reporting requirements contained in Section 16 of the Securities and Exchange Act of 1934 and related SEC rules (“Section 16 Insiders”). Additionally, from time to time, the Company’s Secretary may impose full or partial blackouts when no stock option exercises or stock sales may occur. In accordance with the Company’s Securities Trading Policy, option and SAR exercise transactions by all Section 16 Insiders are subject to prior review by and written pre- approval of the Company’s Secretary. The Securities Trading Policy (CP-046), which is available on the Company’s intranet, may also limit exercise and stock sales to certain time periods and may limit other designated individuals which may be a larger group than the Section 16 Insiders. What are restricted stock awards? Restricted stock awards consist of shares of common stock that are subject to forfeiture during the restriction period. The restriction period may be tied to the completion of a specified period of service or the achievement of performance goals. During the restriction period, the Committee may provide that you have the right to receive dividends from and to vote the shares of restricted stock. If dividends are authorized, they will be automatically deferred and/or reinvested in additional restricted stock subject to the same restrictions as apply to the restricted shares to which they relate. Any dividends or other distributions on restricted stock will be deferred until, and paid

- 6 - contingent upon, the vesting of such restricted stock. If the Committee does not expressly provide the right to receive dividends, then you will not receive dividends or dividend equivalents during the period when your stock is restricted. What is deferred stock? Deferred stock awards grant you the right to receive a share of stock at the end of a deferral period determined by the Committee, which may depend upon the achievement of certain performance goals established by the Committee. The Committee may, in its discretion, waive deferral limitations. The Committee may provide that amounts equal to any dividends declared on deferred stock will be paid to you currently, or deferred and deemed to be reinvested in additional deferred stock as determined by the Committee. Any dividend equivalents or other distributions on deferred stock will be deferred until, and paid contingent upon, the vesting of such deferred stock. If the Committee does not expressly provide otherwise, then no dividends or dividend equivalents will be paid during the deferral period. What is a stock unit award? A stock unit award entitles you, subject to certain conditions, to receive one share of common stock (or cash equal to the fair market value of a share of common stock) at the end of a vesting or deferral period. Stock units do not entitle the recipient to any ownership, voting or dividend rights. However, the Committee, may in its discretion, make dividend equivalents available to recipients of stock units. Any dividend equivalents or other distributions on stock units will be deferred until, and paid contingent upon, the vesting of such stock units. What is a cash-based performance award? A cash-based performance award is based upon the attainment of performance goals established by the Committee. Cash-based performance awards are payable in cash only. The Committee may also condition the payment of a cash-based performance award on continued employment through another date, such as the payment date of the award. Can I vote the shares subject to an award? Unless provided otherwise in an award agreement, holders of restricted stock will be permitted to vote their shares. Options, SARs, stock units, and deferred stock may not be voted. Are there other types of awards available under the Plan? Yes. The Committee may grant other types of equity-based awards in such amounts and subject to the terms and conditions the Committee may determine in its sole discretion. Awards may result in the transfer of common stock to you or payment in cash or otherwise based on the value of shares of common stock. May I elect to defer the receipt of unrestricted common stock or a cash payment under the Plan? From time to time, the Committee may allow certain employees to defer their awards under the Plan. This deferral may be made under the terms of any non-qualified deferred compensation plan maintained by the Company or otherwise. If the Committee determines that continued deferral of

- 7 - any common stock or cash awarded under the Plan is not in the best interest of the Company or that the amount would be taxable to the recipient immediately, the Committee may provide for earlier distribution. Can my awards be adjusted in the event of a change in capitalization of the Company? In the event of a stock split, reverse stock split or stock dividend, the number and kind of shares, vesting schedule, exercise price or base price, and other applicable terms will be adjusted by the Committee. In the event of an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up or similar change in the Company’s corporate structure or capitalization, the number and kinds of shares, vesting schedule, exercise price or base price, and other terms may be adjusted if the Committee in its discretion determines in good faith that such adjustments are equitably required. Also, in the event of any such transaction or event or upon a change in control, the Committee may provide in substitution for outstanding awards such alternative consideration (including cash) as it determines to be equitable. May I transfer or assign my awards under the Plan? Awards granted under the Plan are generally not transferable other than by will or the laws of descent and distribution. The Committee may, in its sole and absolute discretion, allow you to transfer an award under the Plan (other than incentive stock options) to your children, grandchildren, spouse, siblings or parents, or trusts or other entities controlled by them. The Committee also may, in its sole and absolute discretion, allow for an award to be transferred to a tax-exempt organization. Any award transferred is conditioned on the transferee agreeing to abide by the Company’s then-current transfer guidelines applicable to the award. No incentive stock option is assignable or transferable by you except by will or by the laws of descent and distribution. May I resell my shares? The Plan does not impose any restriction or limitation on resales of shares of common stock distributed under the Plan. However, this Information Statement does not apply to resales of shares acquired under the Plan by “affiliates” of the Company as defined by Rule 405 under the Securities Act of 1933. Any resales may be made by affiliates only (i) if they have been separately registered with the Securities and Exchange Commission under the Securities Act of 1933, (ii) in compliance with Rule 144 under such Act, or (iii) in a transaction otherwise exempt from the registration requirements of that Act. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE OR A CHANGE IN CONTROL ON AWARDS The general rules that apply in the event of a termination of employment or service or in the event of a change in control are described below, but the Committee may alter the general rules in any award agreement or otherwise in its sole discretion. What will happen to my options or SARs if my employment or service with the Company terminates?

- 8 - • Unvested Option and SARs. Any stock options or SARs that were not vested and exercisable on your date of termination will expire on your date of termination, unless provided otherwise in award agreement. • Disability and Retirement. If your service terminates because you are disabled or because you retire, all vested and exercisable non-qualified stock options or SARs (including those that continue to vest in accordance with their terms) will remain exercisable until the expiration date specified in the award agreement. Incentive stock options will expire on the earlier of 90 days following your termination or the expiration date specified in the award agreement. • Death. If your service terminates on account of your death, all vested and exercisable options (both non-qualified and incentive options) or SARs will remain exercisable for one year after such date. • Termination for Cause. If your service terminates for cause (see definition below), all exercisable options or SARs will expire at the commencement of business on your termination date. • Termination for Any Other Reason. If your service terminates for any other reason, you will have 90 days after your termination date to exercise any stock options or SARs that were exercisable on your termination date. What will happen to my deferred stock, restricted stock, stock units and other awards if my employment or service with the Company terminates? Unless the Committee provides otherwise, all unvested shares of restricted stock, deferred stock, bonus stock and stock units as of your termination date will be forfeited on that date. What is termination for cause? Termination for cause means that your employment with the Company can be terminated if you engage in certain activities that are harmful to the Company. Harmful activities include the following: • being convicted of a felony; • engaging in conduct related to your employment or service for which either criminal or civil penalties against you or the Company may be sought; • materially violating the Company’s policies; • serious neglect or misconduct in the performance of your duties for the Company or willful or repeated failure or refusal to perform such duties. If, after your termination without cause, it is discovered that your employment or service could have been terminated for cause, your employment or service will be deemed to have been terminated for cause. Your termination for cause will be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made. What is a retirement?

- 9 - Retirement means a termination of employment that satisfies the conditions described in an award agreement and may include early retirement or similar provisions. What will happen to my awards upon a change in control of the Company? In the event of a change in control, the Committee has broad discretion to take one or more of the following actions with respect to options and SARs: (1) cancel all outstanding vested options or SARs in exchange for a cash payment equal to the spread or (2) terminate all options or SARs immediately prior to a change in control provided that you have an opportunity to exercise over at least a five-day period. In addition, subject to applicable tax law, the Company may accelerate the vesting of any options, SARs, deferred stock, stock units, restricted stock or other awards and provide that such awards will be paid as soon as practicable following a change in control or the Company may require a successor corporation to assume such awards or substitute such awards for equivalent awards of the successor corporation. What is a change in control of the Company? A change in control of the Company means an event that is required to be reported under Item 5.01 on a Form 8-K. In addition, a change in control includes a change within a 2 year period in the majority of our Board of Directors that was not approved in advance by existing directors. A change in control also occurs if an entity (with certain exceptions) becomes the beneficial owner of more than 50% of the combined voting power of our securities or if the shareholders approve a plan of complete liquidation, an agreement for the sale or disposition of all or substantially all of the Company’s assets or a merger or reorganization that results in at least 50% of the combined voting power of the Company no longer being represented in any successor entity and such transaction is actually consummated. Are awards (or gains or proceeds related thereto) subject to recoupment by the Company? Awards granted under the Plan will be subject to the Company’s Executive Officer Incentive-Based Compensation Recovery Policy (effective October 2, 2023) and any other clawback provisions or policies applicable to you, which can be found on the Company’s intranet site. U.S. FEDERAL INCOME TAX CONSEQUENCES The following is a summary of certain of the United States (the “U.S.”) Federal income tax consequences of certain transactions under the Plan by participants who either are U.S. citizens or residents. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable proposed and final Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change. In view of the variety of awards authorized under the Plan, some of which may be used in combination, the discussion does not attempt to describe all of the possible U.S. Federal income tax consequences that could result from the acquisition, holding or disposition of awards. In addition, the discussion does not address the application of the Social Security or Medicare tax, nor does it address the application of any state, local or foreign tax consequences of any of the transactions under the Plan.

- 10 - The discussion also does not address the application of any non-U.S. tax consequences. Participants subject to taxation in a non-U.S. jurisdiction should refer to the applicable Supplement to this Participant Information Statement. Non-Qualified Stock Options A participant will not recognize income upon the grant of a non-qualified stock option. In general, the participant will recognize ordinary income at the time of exercise equal to the excess of the market value of the underlying stock at the time of exercise over the exercise price. Upon a subsequent sale of the shares received upon exercise, any difference between the net proceeds on the sale and the participant’s tax basis in the shares (generally, the market value of the shares on the date of exercise) will be taxed as capital gain or loss (long- or short-term, depending on the holding period). If a participant pays the exercise price of a non-qualified stock option in whole or in part by the surrender of shares of common stock he or she already owns, he or she will not recognize gain or loss on the surrender of such shares to the extent that their market value equals that of the shares received. To that extent, the shares received will have a tax basis equal to the basis of the shares surrendered, and the participant’s holding period of the shares of common stock received will include the holding period of the shares surrendered. To the extent that the value of the shares received upon exercise exceeds the value of the shares of common stock surrendered, such excess, reduced by the amount of any cash paid by the participant, will be ordinary income. Further, the shares received that represent such excess in value will have a basis equal to their market value. The participant’s holding period for any excess shares will commence on the day they are acquired. Incentive Stock Options A participant will not recognize income upon the grant of an incentive stock option. In addition, a participant will not recognize income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements. A participant, however, may incur alternative minimum tax consequences on the exercise of an incentive stock option. To satisfy the employment requirement, a participant must exercise the incentive stock option no later than 3 months after he or she ceases to be an employee of ours (one year if he or she is disabled). To satisfy the holding period requirement, a participant must hold the optioned stock more than two years from the grant of the incentive stock option and more than one year after the transfer of the stock to him or her. If these requirements are satisfied, on the sale of such stock, the participant will be taxed on any gain, measured by the difference between the participant’s basis in such shares and the net proceeds of the sale, at long-term capital gains rates. If shares of common stock acquired upon the timely exercise of an incentive stock option are sold, exchanged, or otherwise disposed of without satisfying the holding period requirement (a “disqualifying disposition”), the participant will, in the usual case, recognize ordinary income at the time of disposition equal to the excess of the market value of the shares of common stock at the time of exercise over the exercise price. Any gain in excess of that amount will either be long-term or short-term capital gain depending on the holding period. Upon a disqualifying disposition that constitutes a sale or exchange with respect to which any loss (if sustained) would be recognized, the amount includible in ordinary income will be limited to the excess, if any, of the net amount realized on the sale or exchange over the participant’s basis in shares of common stock. In general, such a disposition is a transaction with an unrelated third party that is not subject to the wash-sale provisions of the Code.

- 11 - If a participant pays the exercise price of an incentive stock option by the surrender of shares of common stock he or she already owns, he or she will not recognize gain or loss on the surrender of such shares of common stock to the extent that their market value equals that of the shares received. To that extent, the shares received will have a basis equal to the basis of the shares of common stock surrendered, and the participant’s holding period of the shares received will include the holding period of the shares of common stock surrendered. To the extent that the value of the shares received exceeds the value of the common stock surrendered, those shares received that represent such excess in value will have a basis equal to zero and a holding period that will commence on the day they are acquired. If a participant surrenders shares of common stock acquired through the previous exercise of an incentive stock option before the end of the requisite holding period, however, the participant may recognize ordinary income on the surrender of such shares. Stock options otherwise qualifying as incentive stock options will be treated as non- qualified stock options to the extent that the aggregate market value of stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all of our plans and any of our subsidiaries’ plans) exceeds $100,000. This rule is applied by taking the stock options into account in the order granted. SARs A participant will not recognize income upon the grant of a SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the market value of any unrestricted shares of common stock received on the exercise. The term “unrestricted shares” includes shares that are subject only to restrictions on transfer. Restricted Stock A participant will not recognize income upon the receipt of restricted stock unless the participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”) within 30 days after the transfer of the restricted stock to him or her to have such restricted stock taxed to him or her as ordinary income at their market value on the date of transfer less the amount, if any, paid by him or her. If the participant makes a Section 83(b) Election, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the market value of such restricted stock (determined without regard to the restrictions imposed) at the time of transfer over any amount paid by the participant therefor. If a participant makes a Section 83(b) Election with respect to shares that are subsequently forfeited, he or she will not be entitled to deduct any amount previously included in income by reason of such election. If a participant does not make a Section 83(b) Election, he or she will recognize ordinary income in the year or years in which the restrictions terminate, in an amount equal to the excess, if any, of the market value of such shares on the date the restrictions expire or are removed over any amount paid by the participant therefor. If a Section 83(b) Election has not been made, any unrestricted dividends received with respect to shares subject to restrictions will be treated as additional compensation income and not as dividend income. Stock Units and Deferred Stock

- 12 - A participant will not recognize income upon the grant of stock units or deferred stock. Any subsequent transfer of unrestricted shares of common stock or cash in satisfaction of such grant will generally result in the participant recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the market value of the unrestricted shares received therefor. Stock Bonus In general, a participant will recognize ordinary income at the time property is transferred in payment of a stock bonus in an amount equal to the market value of the unrestricted shares received therefor. Cash-Based Performance Awards A participant will not recognize income upon the grant of a cash-based performance award. In general, the participant will recognize ordinary income at the time property is transferred in payment of such cash-based performance award in an amount equal to the aggregate amount of cash and the market value of the unrestricted shares received therefor. General Matters To the extent that a participant recognizes ordinary income in the circumstances described above, the participant’s employer will be entitled to a corresponding deduction provided, among other things, that such deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code and is not an “excess parachute payment” within the meaning of Section 280G of the Code. Compliance with Section 409A of the Code Section 409A of the Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements may result in accelerated recognition of income for tax purposes along with an additional tax equal to 20% of the amount included in income, and interest on deemed underpayments in certain circumstances. While certain awards under the Plan could be subject to Section 409A of the Code, the Plan has been drafted in a manner that is intended to comply with, or be exempt from, the requirements of Section 409A, where applicable. In any case, however, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant’s account in connection with the Plan and grants under the Plan (including any taxes or penalties under Section 409A of the Code), and neither we nor any of our affiliates will have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties. BECAUSE THE TAX CONSEQUENCES TO A PARTICIPANT MAY VARY DEPENDING ON HIS OR HER INDIVIDUAL SITUATION, EACH PARTICIPANT SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE FEDERAL, AND ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES TO HIM OR HER.

- 13 - OTHER INFORMATION How can I receive information about my account status? Please contact the stock plan administrator in Human Resources. The administrator can provide you with information to contact [Solium, Computershare, Broadridge] and any other professional stock-plan administrators selected by the Company to act as an agent for the Company’s stock- based and omnibus incentive compensation plans. Is this Plan subject to ERISA or qualified under the Code? No. The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Plan is not qualified under Section 401(a) of the Code, nor is it of the type that could be so qualified. Where can I obtain additional information about the Plan? You may contact the Company’s Secretary for additional information at: West Pharmaceutical Services, Inc. 530 Herman O. West Drive Exton, Pennsylvania 19341 Telephone (610) 594-2900